REGISTRATION RIGHTS AGREEMENT

                       Dated as of February 23, 1998

                                   among

                      WELLSFORD REAL PROPERTIES, INC.

                                    and

                      FRANKLIN MUTUAL ADVISERS, INC.
                                    and
                        ANGELO, GORDON & CO., L.P.

                       REGISTRATION RIGHTS AGREEMENT

          REGISTRATION RIGHTS AGREEMENT, dated as of February __, 1998, among the Company (as hereinafter defined) and Franklin Mutual Advisers, Inc., a Delaware corporation, and Angelo, Gordon & Co., L.P., a Delaware limited partnership.

          This Registration Rights Agreement is made pursuant to the Merger Agreement (as hereinafter defined). The execution of this Registration Rights Agreement is a condition to the closing of the transactions contemplated by the Merger Agreement.

          The parties hereto hereby agree as follows:

     1. Definitions. Capitalized terms used herein without definition shall have the meanings given such terms in the Merger Agreement. As used in this Agreement, the following terms shall have the following meanings:

          Affiliate: of any specified person shall mean any other person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified person. For the purposes of this definition, "control," when used with respect to any person, means the power to direct the management and policies of such person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms of "affiliated," "controlling" and "controlled" have meanings correlative to the foregoing.

          Agreement: This Registration Rights Agreement, as the same may be amended, supplemented or modified from time to time in accordance with the terms hereof.

          Common Shares: The Company's shares of Common Stock, par value $.01 per share.

          Company: Wellsford Real Properties, Inc., a Maryland corporation, and any successor entity thereto.

          Effectiveness Date: The 120th day following the Closing Date under the Merger Agreement.

          Effectiveness Period:  As defined in Section  2(a) hereof.

          Exchange Act: The Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated pursuant thereto.

          Filing Date: As soon as practicable following the Closing Date under the Merger Agreement.

          Indemnified Party:  As defined in Section  7(c) hereof.

          Indemnifying Party:  As defined in Section  7(c) hereof.

          Losses:  As defined in Section  7(a) hereof.

          Merger: The merger of Merger Subsidiary with and into VPT pursuant to the terms of the Merger Agreement.

          Merger Agreement: The Agreement and Plan of Merger, dated as of September 18, 1997, among VPT, the Company and Merger Subsidiary pursuant to which at the Effective Time the Merger will be consummated.

          Merger Subsidiary: Wellsford Capital Corporation, a Maryland corporation and wholly owned subsidiary of the Company.

          Offering Notice:  As defined in Section  4(a) hereof.

          Piggyback Offering Rights: The rights of the Shareholders to have their Registrable Securities offered and sold to the underwriters concurrently with an Underwritten Company Offering by the Company with respect to the sale of Securities by the Company or by any other securityholders of the Company in accordance with the provisions of Section 4 hereof.

          Proceeding: An action, claim, suit or proceeding (including, without limitation, an investigation or partial proceeding, such as a deposition), whether commenced or threatened.

          Prospectus: The prospectus included in the Registration Statement (including, without limitation, a prospectus that includes any information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Rule 430A promulgated pursuant to the Securities Act), as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Registrable Securities covered by the Registration Statement, and all other amendments and supplements to the Prospectus, including post-effective amendments, and all material incorporated by reference or deemed to be incorporated by reference in such Prospectus.

          Registrable Securities: The Common Shares acquired by the Shareholders as their pro rata portion of the Merger Consideration in connection with the Merger, upon original issuance thereof, and at all times subsequent thereto, until, in the case of any such Common Shares, (i) it has been registered pursuant to the Securities Act and disposed of in accordance with the Registration Statement covering it, (ii) it is sold by the holder thereof pursuant to Rule 144 (or any similar provisions then in effect) or (iii) it ceases to be outstanding.

          Registration Statement: The registration statement, contemplated by Section 2(a) hereof, including the Prospectus, amendments and supplements to such registration statement or Prospectus, including pre- and post-effective amendments, all exhibits thereto, and all material incorporated by reference or deemed to be incorporated by reference in such registration statement.

          Rule 144: Rule 144 promulgated by the SEC pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC having substantially the same effect as such Rule.

          Rule 415: Rule 415 promulgated by the SEC pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC having substantially the same effect as such Rule.

          SEC:  The Securities and Exchange Commission.

          Securities Act: The Securities Act of 1933, as amended, and the rules and regulations promulgated by the SEC thereunder.

          Shareholders: Franklin Mutual Advisers, Inc., a Delaware corporation, on behalf of certain of its advisory clients set forth on Exhibit A hereto, and Angelo, Gordon & Co., L.P., a Delaware limited partnership, and certain of its affiliates set forth on Exhibit B hereto.

          Special Counsel: Any special counsel to the holders of Registrable Securities of whom the Company has been notified in writing.

          UCO Registration Statement:  As defined in Section  7(a) hereof.

          Underwriter's Representative: As defined in Section 4(a) hereof.

          Underwritten Company Offering:  As defined in Section  3(a)(iii).

          Underwritten registration or underwritten offering: A registration in connection with which securities of the Company are sold to an underwriter for reoffering to the public pursuant to an effective registration statement.

          VPT: Value Property Trust, a Maryland real estate investment trust.

     2.   Shelf Registration.

          (a) The Company shall prepare and file a "shelf" registration statement with respect to all Registrable Securities then issued on any appropriate form for an offering to be made on a continuous basis pursuant to Rule 415 on or prior to the Filing Date and shall use its reasonable best efforts to cause such Registration Statement to be declared effective by the SEC on or prior to the Effectiveness Date and take all other reasonable actions necessary to keep such Registration Statement continuously effective under the Securities Act until the date which is two years after the Closing Date under the Merger Agreement, or in the event that a holder or holders of not less than such number of Registrable Securities equal to 7.9% of all of the Registrable Securities originally subject to this Agreement so request in writing not less than 30 days prior to the termination of such two-year period, until the date which is five years after such Closing Date, or such shorter period ending when all Registrable Securities covered by such Registration Statement have been sold (the "Effectiveness Period"). The holders of Registrable Securities may withdraw all or part of such securities from the Registration Statement prior to or after the effective date of the Registration Statement.

          (b) If the holders of a majority of the Registrable Securities so elect, an offering of Registrable Securities pursuant to the Registration Statement may be effected in the form of an underwritten offering. In such event, and if the managing underwriters advise the Company and the holders of Registrable Securities proposed to be sold in such offering in writing that in their opinion the amount of Registrable Securities proposed to be sold in such offering exceeds the amount of Registrable Securities which can be sold in such offering, there shall be included in such underwritten offering the amount of such Registrable Securities which in the opinion of such underwriters can be sold, and such amount shall be allocated pro rata among the holders of such Registrable Securities on the basis of the number of shares of Registrable Securities requested to be included by such holders.

          (c) If any of the Registrable Securities are to be sold in an underwritten offering, the investment banker or investment bankers and manager or managers that will administer the offering will be selected by the holders of a majority of the Registrable Securities included in such offering. No person may participate in any underwritten offering hereunder unless such person (i) agrees to sell such person's Registrable Securities on the basis provided in any underwriting agreements approved by the persons entitled hereunder to approve such arrangements and (ii) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents required under the terms of such underwriting arrangements.

     3.   Hold-Back Agreements

          (a) Restrictions on Public Sale by Holders of Registrable Securities. Subject to paragraph (b) of this Section 3, the registration rights of the Shareholders pursuant to Section 2 of this Agreement and the ability to offer and sell Registrable Securities pursuant to the Registration Statement are subject to the following conditions and limitations, and each Shareholder agrees with the Company that:

               (i) If the Company determines in its good faith judgment that the filing of the Registration Statement under Section 2 hereof or the use of any Prospectus would require the disclosure of information which the Company has a bona fide business purpose for preserving as confidential or the disclosure of which would impede the Company's ability to consummate a significant transaction, upon written notice of such determination by the Company, the rights of the Shareholders to offer, sell or distribute any Registrable Securities pursuant to the Registration Statement or to require the Company to take action with respect to the registration or sale of any Registrable Securities pursuant to the Registration Statement (including any action contemplated by Section 5 hereof) will for up to 90 days in any 12-month period be suspended until the date upon which the Company notifies the holders of Registrable Securities in writing that suspension of such rights for the grounds set forth in this Section 3(a)(i) is no longer necessary.

               (ii) If all reports required to be filed by the Company pursuant to the Exchange Act have not been filed by the required date without regard to any extension, or if consummation of any business combination by the Company has occurred or is probable for purposes of Rule 3-05 or Article 11 of Regulation S-X under the Securities Act, with respect to a business combination upon not less than 10 days written notice thereof and otherwise reasonable notice thereof by the Company to the Shareholders, the rights of the Shareholders to offer, sell or distribute any Registrable Securities pursuant to the Registration Statement or to require the Company to take action with respect to the registration or sale of any Registrable Securities pursuant to the Registration Statement (including any action contemplated by Section 4 hereof) will for up to 90 days in any 12-month period be suspended until the date on which the Company has filed such reports or obtained the financial information required by Rule 3-05 or Article XI of Regulation S-X to be included in the Registration Statement; provided, however, that in the event that such rights of the Shareholders are so suspended hereunder as a result of the Company's failure to so file all reports required to be filed pursuant to the Exchange Act, then such failure to so file shall be deemed a breach by the Company of this Agreement entitling the Shareholders to seek to recover their damages, if any, resulting from such suspension.

               (iii) Subject to Section 4 hereof, in the case of the registration of any underwritten primary equity offering initiated by the Company (other than any registration by the Company on Form S-4 or Form S-8, or a successor or substantially similar form, of (A) an employee share option, share purchase, share incentive or compensation plan or of securities issued or issuable pursuant to any such plan, or
     (B) a dividend reinvestment plan) (an "Underwritten Company Offering"), each Shareholder agrees, if requested in writing by the managing underwriter or underwriters administering such offering, not to effect any offer, sale or distribution of Registrable Securities (or any option or right to acquire Registrable Securities) during the period commencing on the 20th day prior to the effective date of the registration statement covering such underwritten primary equity offering and ending on the date specified by such managing underwriter in such written request to such Shareholder but in any event not later than the 90th day following such effective date.

               (iv) In the event that the Company plans to repurchase or bid for securities of the Company in the open market, on a private solicited basis or otherwise, and the Board of Directors of the Company determines, in its good faith judgment and based upon the advice of counsel to the Company, that any such repurchase or bid may not, under Regulation M under the Exchange Act, or any successor or similar rule ("Regulation M"), be commenced or consummated due to the existence or the possible commencement of a "distribution" (within the meaning of Regulation M) as a result of any offers or sales by Shareholders of any Common Shares under the Registration Statement, the Company shall be entitled, for a period not to exceed 90 days in any 12-month period, to request that Shareholders suspend or postpone such distribution pursuant to the Registration Statement (a "Regulation M Election"). The Company shall, as promptly as practicable, give such Shareholder or Shareholders written notice of such Regulation M Election. The Shareholders agree to comply with any such request in a Regulation M Election by the Company. As promptly as practicable following the determination by the Board of Directors that the Shareholder or Shareholders may commence or recommence their distribution pursuant to the Registration Statement without causing the Company to be in violation of Regulation M, the Company shall give such Shareholder or Shareholders written notice of such determination (but in any event no later than the 90th day of the continuance of any Regulation M Election occurring during the most recent 12 months). In addition, the Company shall, not less than five days prior to the commencement of any such repurchase or bid for securities, give each Shareholder written notice thereof.

          (b) Limitation on Blackouts. Notwithstanding the provisions of paragraph (a) above or the last paragraph of Section 5, the aggregate number of days (whether or not consecutive) during which the Company may delay the effectiveness of the Registration Statement or prevent offerings, sales or distributions by the Shareholders pursuant to paragraph (a) or the last paragraph of Section 5 shall in no event exceed 120 days during any 12-month period. Notwithstanding the number of days during which the Company may delay such effectiveness pursuant to paragraph (a)(i), (ii),
(iii) and (iv) above, no such delay shall exceed such number of days that the Company determines in good faith to be reasonably necessary. Nothing in this Section 3 shall be deemed to grant the Company the right to delay its obligation to prepare and file a "shelf" registration statement on or prior to the Filing Date pursuant to Section 2.

     4.   Piggyback Offering Rights.

          (a) If, at any time during the Effectiveness Period, the Company proposes to commence an Underwritten Company Offering, the Company shall, not later than 20 days prior to the date of such proposed offering, give written notice (an "Offering Notice") of such proposed offering to the Shareholders, which notice shall describe in detail the proposed plan of distribution. During the Effectiveness Period, Shareholders may elect, by written notice to the Company (which notice shall specify the aggregate number of Registrable Securities proposed to be offered and sold by such Purchaser to the underwriters concurrently with the Underwritten Company Offering) given within 15 days after receipt of the Offering Notice from the Company, to have any and all of the Registrable Securities owned by it included as selling shareholders with the shares to be sold by the Company to the underwriters in connection with the Underwritten Company Offering, and the Company shall use its best efforts to cause the underwriters to so purchase such Registrable Securities. If the representative of the managing underwriters (the "Underwriter's Representative") should reasonably determine that the inclusion of such Registrable Securities would adversely affect the offering as contemplated by the Company, and based on such determination recommends inclusion in such offering of fewer or none of the Registrable Securities proposed to be sold by all Shareholders, then (x) the number of Registrable Securities of the Shareholders included in such offering shall be reduced pro-rata among such Shareholders (based upon the number of Registrable Securities requested to be included in the offering), if the Company after consultation with the Underwriter's Representative recommends the inclusion of fewer Registrable Securities, or (y) none of the Registrable Securities of the Shareholders shall be included in such offering, if the Company after consultation with the Underwriter's Representative recommends the inclusion of none of such Registrable Securities; provided, however, that if Securities are being offered for the account of other persons or entities as well as the Company, such reduction shall not represent a greater fraction of the number of Registrable Securities intended to be offered by the Shareholders than the fraction of similar reductions imposed on such other persons or entities (other than the Company).

          (b) Each Shareholder so proposing to sell Registrable Securities to the underwriters in an Underwritten Company Offering pursuant to this
Section 4 shall execute and deliver to an underwriting agreement and such other documents and instruments in form and substance satisfactory to the Underwriter's Representative. In addition, each Shareholder selling Registrable Securities to such underwriters shall be liable for any and all underwriting discounts and commissions with respect to its Registrable Securities included in such offering.

          (c) The rights of the Shareholders under this Section 4 are solely piggyback in nature, and nothing in this Section 4 shall prevent the Company from reversing a decision to consummate an Underwritten Company Offering.

     5. Registration Procedures. In connection with the Company's registration obligations hereunder, the Company shall:

          (a) Prepare and file with the SEC a Registration Statement on the appropriate form available for the sale of the Registrable Securities by the holders thereof in accordance with the method or methods of distribution thereof as specified by the holders thereof, and cause the Registration Statement to become effective and remain effective as provided herein; provided, however, that no less than three days prior to the filing of the Registration Statement or any related Prospectus or any amendment or supplement thereto (including any document that would be incorporated or deemed to be incorporated therein by reference), the Company shall furnish to the holders of the Registrable Securities, their Special Counsel and the managing underwriters, if any, copies of all such documents proposed to be filed, which documents (other than those incorporated or deemed to be incorporated by reference) will be subject to the review of such holders, their Special Counsel and such underwriters, if any; the Company shall not file the Registration Statement or any such Prospectus or any amendments or supplements thereto to which the holders of a majority of the Registrable Securities, their Special Counsel or the managing underwriters, if any, shall reasonably object, in writing, on a timely basis, and the Company shall use its best efforts to satisfy any such objection and thereafter make such filing.

          (b) Prepare and file with the SEC such amendments, including post-effective amendments, to the Registration Statement as may be necessary to keep the Registration Statement continuously effective for the applicable time period; cause the related Prospectus to be supplemented by any required Prospectus supplement, and as so supplemented to be filed pursuant to Rule 424 (or any similar provisions then in force) under the Securities Act; and comply with the provisions of the Securities Act and the Exchange Act with respect to the disposition of all securities covered by the Registration Statement during such period in accordance with the intended methods of disposition by the sellers thereof set forth in the Registration Statement as so amended or in such Prospectus as so supplemented;

          (c) Notify the holders of Registrable Securities to be sold, their Special Counsel and the managing underwriters, if any, promptly (and in the case of (i) (A) below, in no event less than three days prior to such filing) and (if requested by any such person) confirm such notice in writing no later than one Business Day following the day (i) (A) when a Prospectus or any Prospectus supplement or post-effective amendment to the Registration Statement is proposed to be filed and, (B) with respect to the Registration Statement or any post-effective amendment, when the same has become effective, (ii) of the issuance by the SEC of any stop order suspending the effectiveness of the Registration Statement covering any or all of the Registrable Securities or the initiation of any proceedings for that purpose, (iii) of the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction within the United States, or the initiation or threatening of any proceeding for such purpose and (iv) upon the occurrence of any event which makes any statement in the Registration Statement or Prospectus untrue in any material respect;

          (d) If requested by the managing underwriters, if any, or the holders of a majority of the Registrable Securities being sold in connection with an underwritten offering, (i) promptly incorporate in a Prospectus supplement or post-effective amendment to the Registration Statement such information as the managing underwriters, if any, and such holders reasonably agree should be included therein, and (ii) make all required filings of such Prospectus supplement or such post-effective amendment as soon as practicable after the Company has received notification of the matters to be incorporated in such Prospectus supplement or post-effective amendment; provided, however, that the Company shall not be required to take any action pursuant to this Section 5(d) that would, in the opinion of counsel for the Company, violate applicable law;

          (e) Furnish to each holder of Registrable Securities, their Special Counsel, each managing underwriter, if any, and each exchange on which the Common Shares are traded, without charge, such number of conformed copies as such persons or entities may reasonably request, of each Registration Statement and each amendment or supplement thereto, including financial statements and schedules, all documents incorporated or deemed to be incorporated therein by reference, and all exhibits to the extent requested by such person (including those previously furnished or incorporated by reference) as soon as practicable after the filing of such documents with the SEC;

          (f) Deliver to each holder of Registrable Securities, their Special Counsel, and the underwriters, if any, without charge, as many copies of the Prospectus or Prospectuses (including each form of prospectus) and each amendment or supplement thereto as such persons reasonably request; and the Company hereby consents to the use of such Prospectus and each amendment or supplement thereto by each of the selling holders of Registrable Securities and the underwriters, if any, in con-nection with the offering and sale of the Registrable Securities covered by such Prospectus and any amendment or supplement thereto;

          (g) Prior to any public offering of Registrable Securities, use its best efforts to register or qualify or cooperate with the holders of Registrable Securities to be sold, the underwriters, if any, and their respective counsel in connection with the registration or qualification (or exemption from such registration or qualification) of such Registrable Securities for offer and sale under the securities or Blue Sky laws of all jurisdictions within the United States; keep each such registration or qualification (or exemption therefrom) effective during the Effectiveness Period and do any and all other acts or things necessary or advisable to enable the disposition in such jurisdictions of the Registrable Securities covered by a Registration Statement; provided, however, that the Company shall not be required to qualify generally to do business in any jurisdiction where it is not then so qualified or to take any action that would subject it to general service of process in any such jurisdiction where it is not then so subject or subject the Company to any tax in any such jurisdiction where it is not then so subject;

          (h) Cooperate with the holders of Registrable Securities and the managing underwriters, if any, to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be sold and to enable such Registrable Securities to be in such denominations and registered in such names as the managing underwriters, if any, or holders may request at least two Business Days prior to any sale of Registrable Securities;

          (i) Promptly file all documents required to be filed under Section s 13(a), 13(c), 14 or 15(d) of the Exchange Act during any period when the Prospectus is required to be delivered under the Securities Act;

          (j) If the Prospectus contains an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, prepare a supplement or amendment, including a post-effective amendment, to the Registration Statement or a supplement to the related Prospectus or any document incorporated or deemed to be incorporated therein by reference, and file any other required document so that, as thereafter delivered, such Prospectus will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;

          (k) Cause all Registrable Securities relating to such Registration Statement to be listed on each securities exchange, if any, on which similar securities issued by the Company are then listed and make all other necessary or appropriate filings with each such securities exchange;

          (l) Enter into such agreements (including an underwriting agreement in form, scope and substance as is customary in underwritten offerings) and take all such other actions in connection therewith (including those reasonably requested by the managing underwriters, if any, or the holders of a majority of the Registrable Securities being sold) in order to expedite or facilitate the disposition of such Registrable Securities, and in such connection in the event of an underwritten offer-ing, whether or not an underwriting agreement is entered into, (i) make such representations and warranties to the holders of such Registrable Securities and the underwriters, if any, with respect to the business of the Company, its subsidiaries, and the Registration Statement, Prospectus and documents, if any, incorporated or deemed to be incorporated by reference therein, in each case, in form, substance and scope as are customarily made by issuers to underwriters in underwritten offerings, and confirm the same if and when requested; (ii) obtain opinions of counsel to the Company and updates thereof (which counsel and opinions, in form, scope and substance, shall be reasonably satisfactory to the managing underwriters, if any, and Special Counsel to the holders of the Registrable Securities being sold), addressed to each selling holder of Registrable Securities and each of the underwriters, if any, covering the matters customarily covered in opinions requested in underwritten offerings and such other matters as may be reasonably requested by such Special Counsel and underwriters; (iii) obtain "cold comfort" letters and updates thereof from the independent certified public accountants of the Company (and, if necessary, any other independent certified public accountants of any sub-sidiary of the Company or of any business acquired by the Company for which financial statements and financial data is, or is required to be, included in the Registration Statement), addressed to each selling holder of Registrable Securities and each of the underwriters, if any, such letters to be in customary form and covering matters of the type customarily covered in "cold comfort" letters in connection with underwritten offerings; (iv) if an underwriting agreement is entered into, the same shall contain indemnification provisions and procedures no less favorable to the selling holders and the underwriters, if any, than those set forth in Section 6 hereof (or such other provisions and procedures acceptable to holders of a majority of Registrable Securities participating in such underwritten offering and the managing underwriters, if any); and (v) deliver such documents and certificates as may be reasonably requested by the holders of a majority of the Registrable Securities being sold, their Special Counsel and the managing underwriters, if any, to evidence the continued validity of the representations and warranties made pursuant to clause (i) above and to evidence compliance with any customary conditions contained in the underwriting agreement or other agreement entered into by the Company;

          (m) After filing any document incorporated by reference into a Registration Statement deliver a copy of such document to each holder of Registrable Securities upon request during the period the Company is obligated to maintain an effective Registration Statement hereunder;

          (n) Make reasonably available to a representative of the holders of Registrable Securities being sold, any underwriter participating in any such disposition of Registrable Securities, if any, and any attorney, accountant, auditor or investment advisor retained by such selling holders or underwriters that information which such parties would customarily require to satisfy their due diligence obligations with respect to the offering and sale of the Registrable Securities; provided, however, that any information that is designated by the Company in writing as confidential at the time of delivery of such information shall be kept confidential by such persons (and each such holder or underwriter, as the case may be, shall be liable for any such person's failure to so keep such information confidential), unless (i) disclosure of such information is required by court or administrative order or is necessary to respond to inquiries of regulatory authorities or self-regulatory organizations, (ii) disclosure of such information, in the opinion of counsel to such person, is required by law or pursuant to this Agreement, (iii) such information becomes generally available to the public other than as a result of a disclosure or failure to safeguard by such person, or (iv) such information becomes available to such person from a source other than the Company and such source is not bound by a confidentiality agreement; and

          (o) Comply with all applicable rules and regulations of the SEC and make generally available to its securityholders earning statements satisfying the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder (or any similar rule promulgated under the Securities Act), no later than 45 days after the end of any 12-month period (or 90 days after the end of any 12-month period if such period is a fiscal year) (i) commencing at the end of any fiscal quarter in which Registrable Securities are sold to underwriters in a firm commitment or best efforts underwritten offering and (ii) if not sold to underwriters in such an offering, commencing on the first day of the first fiscal quarter of the Company after the effective date of the Registration Statement, which statement shall cover said 12-month period, or shorter periods as is consistent with the requirements of Rule 158.

          The Company may require each seller of Registrable Securities to furnish to the Company such information regarding the distribution of such Registrable Securities as is required by law to be disclosed in the Registration Statement and the Company may exclude from such registration the Registrable Securities of any seller who unreasonably fails to furnish such information within a reasonable time after receiving such request.

          Each holder of Registrable Securities agrees that such holder will not offer or sell any Registrable Securities or exercise such holder's rights hereunder in violation of any foreign or domestic, federal, state or local law, order, rule or ordinance, other than such violations as a result of any breach by the Company with any of its obligations hereunder.

          Each holder of Registrable Securities agrees by acquisition of such Registrable Securities that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 5(c)(ii), 5(c)(iii) or 5(c)(iv) hereof or any other event as a result of which the Company has determined that the holders of Registrable Securities should discontinue disposition thereof, such holder will forthwith discon-tinue disposition of such Registrable Securities pursuant to the applicable Prospectus until such holder is advised in writing by the Company that the use of the applicable Prospectus may be resumed, and, in either case, has received copies of any additional or supplemental filings that are incorpo-rated or deemed to be incorporated by reference in such Prospectus or Registration Statement.

     6. Registration Expenses. All fees and expenses incident to the performance of or compliance with this Agreement by the Company shall be borne by the Company whether or not the Registration Statement is filed or becomes effective and whether or not any Registrable Securities are sold pursuant to the Registration Statement. The fees and expenses referred to in the foregoing sentence shall include, without limitation, (i) all registration and filing fees (including, without limitation, fees and expenses (A) with respect to filings required to be made with the SEC, the National Association of Securities Dealers, Inc. and any securities exchange and (B) in compliance with state securities or Blue Sky laws (including, without limitation, reasonable and customary fees and disbursements of counsel for the underwriters or holders in connection with Blue Sky qualifications of the Registrable Securities and determination of the eligibility of the Registrable Securities for investment under the laws of such jurisdictions in the United States of America as the managing underwriters, if any, or holders of a majority of Registrable Securities may designate)), (ii) printing expenses (including, without limitation, expenses of printing certificates for Registrable Securities and of printing a reasonable number of prospectuses if the printing of prospec-tuses is requested by the managing underwriters, if any, of the Registrable Securities included in the Registration Statement), (iii) fees and disbursements of counsel for the Company, (iv) fees and disbursements of all independent certified public accountants referred to in Section 5(l)(iii) hereof (including, without limitation, the expenses of any special audit and "cold comfort" letters required by or incident to such performance), (v) fees and expenses of all other persons retained by the Company and (vi) fees and disbursements of counsel to all of the holders of Registrable Securities in an amount not to exceed $10,000 in the aggregate. In addition, the Company shall pay the fees and expenses incurred in connection with the listing of the Registrable Securities on the American Stock Exchange. Except as provided above, the holders of Registrable Securities shall pay all of their own fees and expenses in connection with the transaction referred to in or contemplated by this Agreement, including without limitation, all legal and advisory fees and expenses and all discounts, commissions, fees and expenses of underwriters (including underwriters' counsel) involved in the offer and sale of Registrable Securities whether in an Underwritten Company Offering or otherwise.

     7.   Indemnification

          (a) Indemnification by the Company. The Company shall, notwithstanding termination of this Agreement and without limitation as to time, indemnify and hold harmless each holder of Registrable Securities, the officers, directors, agents, investment advisors and employees of each of them, each person who controls any such holder (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) and the officers, directors, agents and employees of each such controlling person, to the fullest extent lawful, from and against any and all losses, claims, damages, liabilities, costs (including, without limitation, costs of preparation and reasonable attorneys' fees) and expenses (collectively, "Losses"), arising out of or based upon any untrue or alleged untrue statement of a material fact contained in the Registration Statement, any Prospectus, any form of Prospectus or in any preliminary Prospectus, or the registration statement in connection with an Underwritten Company Offering (the "UCO Registration Statement"), any prospectus included therein, any form of such prospectus or in any such preliminary prospectus, or arising out of or based upon any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of any such prospectus or form of prospectus or supplement thereto, in light of the circumstances under which they were made) not mis-leading, except to the extent, that such are based upon information regarding such holder furnished in writing to the Company by or on behalf of such holder or any underwriter expressly for use therein, which information was reasonably relied on by the Company in the preparation thereof or upon information reviewed and expressly approved in writing by such holder or underwriter expressly for use therein.

          (b) Indemnification by Holder of Registrable Securities. In connection with the Registration Statement and each UCO Registration Statement, each holder of Registrable Securities shall furnish to the Company in writing such information as the Company reasonably requests for use in connection with the Registration Statement or any Prospectus and the UCO Registration Statement and any prospectus included therein and agrees, severally and not jointly, to indemnify and hold harmless the Company, its directors, officers, agents and employees, each person who controls the Company (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act), and the officers, directors, agents and employees of each such controlling person, to the fullest extent lawful, from and against all Losses arising out of or based upon any untrue or alleged untrue statement of a material fact contained in the Registration Statement, any Prospectus, any form of Prospectus or any preliminary Prospectus, or any UCO Registration Statement, any prospectus included therein, any form of such prospectus or any such preliminary prospectus, or arising out of or based upon any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading to the extent that such untrue or alleged untrue statement or omission or alleged omission is contained in any information so furnished in writing to the Company by or on behalf of such holder included in the Registration Statement, such Prospectus, any form of Prospectus or any preliminary Prospectus, or any UCO Registration Statement, any prospectus included therein, any form of such prospectus or any such preliminary prospectus, or to the extent that such information relates to such holder or such holder's proposed method of distribution of Registrable Securities and was reviewed and expressly approved in writing by such holder expressly for use in the Registration Statement, such Prospectus, such form of Prospectus or such preliminary Prospectus, or any UCO Registration Statement, any prospectus included therein, any form of such prospectus or any such preliminary prospectus; provided, however, that such holder shall not be obligated to provide such indemnification to the extent liability resulted from the Company's failure to amend or take action promptly to correct or supplement the Registration Statement, such Prospectus, any form of Prospectus or any preliminary Prospectus, or any UCO Registration Statement, any prospectus included therein, any form of such prospectus or any such preliminary prospectus, after receiving written notice from such holder of such untrue or alleged untrue statement or omission or alleged omission. In no event shall the liability of any selling holder of Registrable Securities hereunder be greater in amount than the dollar amount of the proceeds received by such holder upon the sale of the Registrable Securities giving rise to such indemnification obligation.

          (c) Conduct of Indemnification Proceedings. If any Proceeding shall be brought or asserted against any person entitled to indemnity hereunder (an "Indemnified Party"), such Indemnified Party promptly shall so notify the person from whom indemnity is sought (the "Indemnifying Party") in writing, and the Indemnifying Party shall assume the defense thereof, including the employment of counsel reasonably satisfactory to the Indemnified Party and the payment of all fees and expenses incurred in connection with defense thereof; provided that the failure of any Indemnified Party to give prompt notice shall not relieve the Indemnifying Party of its obligations pursuant to this Agreement, except to the extent that it shall be finally determined by a court of competent jurisdiction (which determination is not subject to appeal or further review) that such failure shall have prejudiced the Indemnifying Party.

          Any such Indemnified Party shall have the right to employ separate counsel in any such action, claim or proceeding and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party or Parties unless: (1) the Indemnifying Party has agreed to pay such fees and expenses; or (2) the Indemnifying Party shall have failed to assume the defense of such action, claim or proceeding; or (3) the named parties to any such action, claim or proceeding (including any impleaded parties) include both such Indemnified Party and the Indemnifying Party, and such Indemnified Party shall have been advised by counsel that a conflict of interest is likely to exist if the same counsel were to represent such Indemnified Party and the Indem-nifying Party (in which case, if such Indemnified Party notifies the Indemnifying Party in writing that it elects to employ separate counsel at the expense of the Indemnifying Party, the Indemnifying Party shall not have the right to assume the defense thereof and such counsel shall be at the expense of the Indemnifying Party), it being understood, however, that, the Indemnifying Party shall not, in connection with any one such action or proceeding or separate but substantially similar or related actions or proceedings in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the fees and expenses of more than one separate firm of attorneys (in addition to any local counsel) at any time for all Indemnified Parties (other than counsel for which the Indemnifying Party has agreed to pay under clause (1) above), which firm shall be designated in writing by the Indemnified Parties. The Indemnifying Party shall not be liable for any settlement of any such Proceeding effected without its prior written consent. No Indemnifying Party shall, without the prior written consent of the Indemnified Party, effect any settlement of any pending proceeding in respect of which any Indemnified Party is a party and is entitled to indemnity hereunder, unless such settlement includes an unconditional release of such Indemnified Party from all liability on claims that are the subject matter of such proceeding.

          (d) Contribution. If a claim by an Indemnified Party for indemnification under Section 7(a) or 7(b) hereof is found unenforceable by a court of competent jurisdiction (even though the express provisions hereof provide for indemnification in such case), then each applicable Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such Losses, in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party and Indemnified Party in connection with the actions, statements or omissions that resulted in such Losses as well as any other relevant equitable considerations. The relative fault of such Indemnifying Party and Indemnified Party shall be determined by reference to, among other things, whether any action in ques-tion, including any untrue or alleged untrue statement of a material fact or omission or alleged omission of a material fact, has been taken or made by, or relates to information supplied by, such Indemnifying Party or Indemnified Party, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such action, statement or omission. The amount paid or payable by a party as a result of any Losses shall be deemed to include, subject to the limitations set forth in Section 7(c), any legal or other fees or expenses reasonably incurred by such party in connection with any investigation or Proceeding.

          The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 7(d) were determined by pro rata allocation or by any other method of allocation that does not take into account the equitable considerations referred to in the immediately preceding paragraph. Notwithstanding the provisions of this Section 7(d), an Indemnifying Party that is a holder of Registrable Securities shall not be required to contribute any amount in excess of the amount of the proceeds actually received by such Indemnifying Party from the sale of the Registrable Securities subject to the Proceeding. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

     \E   Rule 144.  The Company shall use its reasonable best efforts to file the reports required to be filed by it under the Securities Act and the Exchange Act in a timely manner and, if at any time the Company is not required to file such reports, they will, upon the request of any holder of Registrable Securities, make publicly available other information so long as necessary to permit sales of its securities pursuant to Rule 144. The Company further covenants that it will take such further action as any holder of Registrable Securities may reasonably request, all to the extent required from time to time to enable such holder to sell Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by Rule 144.

     9.   Miscellaneous

          (a) Remedies. In the event of a breach by the Company or by a holder of Registrable Securities, of any of their obligations under this Agreement, each holder of Registrable Securities or the Company, as the case may be, in addition to being entitled to exercise all rights granted by law, including recovery of damages, will be entitled to specific performance of its rights under this Agreement. The Company and each holder of Registrable Securities agree that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of any of the provisions of this Agreement and hereby further agrees that, in the event of any action for specific performance in respect of such breach, it shall waive the defense that a remedy at law would be adequate.

          (b) Amendments and Waivers. The provisions of this Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, unless the same shall be in writing and signed by the Company and the holders of at least a majority of the then outstanding Registrable Securities. Notwithstanding the foregoing, (i) a waiver or consent to depart from the provisions hereof with respect to a matter that relates exclusively to the rights of holders of Registrable Securities and that does not directly or indirectly affect the rights of other holders of Registrable Securities may be given by holders of at least a majority of the Registrable Securities to which such waiver or consent relates; provided, however, that the provisions of this sentence may not be amended, modified, or supplemented except in accordance with the provisions of the immediately preceding sentence, and (ii) so long as any Shareholder holds not less than 50% of the number of Registrable Securities acquired by such Shareholder in the Merger and subject to this Agreement, without the consent of such Shareholder, which consent shall not be unreasonably withheld or delayed, this Agreement may not be amended, modified or supplemented and no waiver or consent shall be given so as to adversely affect in any material respect any of the rights of such Shareholder.

          (c) Notices. All notices and other communications provided for herein shall be made in writing by hand-delivery, next-day air courier, certified first class mail, return receipt requested, or facsimile to:

               (i) If to the Company, at 610 Fifth Avenue, New York, New York 10020, Attn: Edward Lowenthal, President, (telecopier no.:
     (212) 333-2323) with a copy to: Robinson Silverman Pearce Aronsohn & Berman LLP, 1290 Avenue of the Americas, New York, New York 10104,
     Attn:  Alan S. Pearce, Esq. (telecopier no.:  (212) 541-4630);

               (ii) If to a Shareholder, at the address specified below its name on the signature pages hereof; or

               (iii) If to any other person who is then the registered holder of any Registrable Securities, to the address of such holder as it appears in the stock transfer books of the Company.

          Except as otherwise provided in this Agreement, all such communications shall be deemed to have been duly given: when delivered by hand, if personally delivered; one Business Day after being delivered to a reputable overnight delivery service for delivery on the next Business Day; five Business Days after being deposited in the mail, postage prepaid, if mailed; and when receipt is acknowledged by the recipient's telecopier machine, if telecopied.

          (d) Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors and permitted assigns of each of the parties. If any transferee of Registrable Securities shall acquire Registrable Securities in accordance with applicable securities law, such Registrable Securities shall be held subject to all of the terms and conditions of this Agreement and shall receive all of the benefits hereof.

          (e) Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and, all of which taken together shall constitute one and the same Agreement.

          (f) Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK AS APPLIED TO CONTRACTS MADE AND PERFORMED WITHIN THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW. By execution of this Agreement, each Shareholder agrees for the benefit of the Company that any action or proceeding relating to this Agreement or the Common Shares shall be brought in the courts of the State of New York or of the United States sitting in New York City, the Borough of Manhattan, and each Shareholder agrees to submit to the jurisdiction of such courts in any such action or proceeding.

          (g) Severability. The remedies provided herein are cumulative and not exclusive of any remedies provided by law. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

          (h) Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

          (i) Further Assurances. From and after the date hereof, the Company and each of the Shareholders each covenants and agrees to execute and deliver all such agreements, instruments and documents and to take all such further actions as any such respective party may reasonably deem necessary from time to time (at the requesting party's expense) to carry out the intent and purposes of this Agreement and to consummate and fully effect the transactions contemplated hereby.

          (j) Entire Agreement; Integration. This Agreement contains the entire agreement of the parties hereto with respect to its subject matter and there are no promises or undertakings with respect thereto relative to the subject matter hereof not expressly set forth or referred to in this Agreement.

          (k) Enforceability. The Company hereby represents that it is not a party to any agreement which would adversely affect the legality, validity or enforceability of this Agreement.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

                            WELLSFORD REAL PROPERTIES, INC.

                            By:/s/ Gregory F. Hughes
                            --------------------------------------
                               Name:  Gregory F. Hughes
                               Title:   Chief Financial Officer


FRANKLIN MUTUAL ADVISERS, INC.


By: /s/ E.N. Cohernour
    ------------------------------
    Name:  E.N. Cohernour
    Title:   Vice President &
         General Counsel

Address:  51 John F. Kennedy Parkway
        Short Hill, NJ 07078
        Attn: Bradley Takahashi
Telephone:  973-912-2152
Telecopy:   973-912-0646

ANGELO, GORDON & CO., L.P.

By AG Partners, L.P., its general
partner


   By:/s/ John M. Angelo
      ------------------------------_
        John M. Angelo, Chief
Executive Officer

Address:  245 Park Avenue, 26th Fl.
        New York, NY 10167
        Attn.:  Michael L. Gordon
Telephone:  212-692-2000
Telecopy:   212-867-6448

                                 Exhibit A

                        Certain advisory clients of
                      Franklin Mutual Advisers, Inc.


Advisory Client/            Nominee Name for
Beneficial Owner            Physical Shares                     Record
Owner


Mutual Beacon Fund          Erato & Co.                         CEDE & CO.
Mutual Discovery Fund       Launch & Co.                        CEDE & CO.
Yale University             Tellus & Co.                        CEDE & CO.
Orion Fund Ltd.             Gerlach & Co.                       CEDE & CO.
The Common Fund             Bost & Co.                          CEDE & CO.
Alan L. Gold & Co. PSP      Alan L. Gold & Co. PSP              CEDE & CO.
Andrew & Lisa Fairclough    Andrew & Lisa Fairclough            CEDE & CO.
Deborah Milkey              Deborah Milkey                      CEDE & CO.
J.H. Garfunkel Inc.         J.H. Garfunkel Inc.                 CEDE & CO.
Joseph Italiaander          Joseph Italiaander                  CEDE & CO.
Karin Heine                 Karin Heine                         CEDE & CO.
Michael R. Grunwald         Michael R. Grunwald                 CEDE & CO.
Steven H. Vendig PSP        Steven H. Vendig PSP                CEDE & CO.

                                 Exhibit B

                           Certain affiliates of
                        Angelo, Gordon & Co., L.P.


Affiliate/                  Nominee Name for
Beneficial Owner            Physical Shares                     Record
Owner

AG Arb Partners, L.P.        Bear, Stearns Securities Corp.     CEDE & CO.
AG Super Fund, L.P.          Bear, Stearns Securities Corp.     CEDE & CO.
AG Super Fund International  Bear, Stearns Securities Corp.     CEDE & CO.
  Partners, L.P.
Nutmeg Partners, L.P.        Bear, Stearns Securities Corp.     CEDE & CO.
GAM Special Situations, L.P. Bear, Stearns Securities Corp. CEDE & CO. AG Eleven Partners, L.P. Bear, Stearns Securities Corp. CEDE & CO. GAM Arbitrage Investments
 Inc.                        Bear, Stearns Securities Corp.     CEDE & CO.
The Common Fund (Equity
 Fund)                       Bear, Stearns Securities Corp.     CEDE & CO.
Treetop Partners, L.P.       Bear, Stearns Securities Corp.     CEDE & CO.
Northern Trust Company,      Bear, Stearns Securities Corp.     CEDE & CO.
  as Master Trustee of the
  Teachers'Retirement System
  of the State of Illinois
40153 Partnership            Bear, Stearns Securities Corp.     CEDE & CO.
The Common Fund (Bond Fund)  Bear, Stearns Securities Corp.     CEDE & CO.
A.G.C.P., L.P.               Bear, Stearns Securities Corp.     CEDE & CO.
Montrose Corporation         Bear, Stearns Securities Corp.     CEDE & CO.